CNL Strategic Capital, LLC POS AM

Exhibit 23.6

Consent of Alvarez & Marsal Valuation Services, LLC

We hereby consent to the reference to our name under the headings “Prospectus Summary,” “Risk Factors” and “Conflicts of Interest and Certain Relationships and Related Party Transactions” in CNL Strategic Capital, LLC’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-222986) and in the prospectus included therein (collectively, the “Registration Statement”).

ALVAREZ & MARSAL VALUATION SERVICES, LLC

/s/ Kimberly M. Russell
Name: Kimberly M. Russell
Title: Managing Director

Date: April 5, 2019